Exhibit 10.2

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

Motorcar Parts of America, Inc.

Warrant

Warrant No. 2012-1	Original Issue Date: May 24, 2012

MOTORCAR PARTS OF AMERICA, INC., a New York corporation (the “Company”), hereby certifies that, for value received, Cerberus Business Finance, LLC, or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of 100,000 shares of Common Stock (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”), at any time and from time to time from and after the Original Issue Date and through and including May 23, 2017 (the “Expiration Date”), and subject to the following terms and conditions:

1.         Definitions.  As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1.  Capitalized terms that are used and not defined in this Warrant that are defined in the Financing Agreement (as defined below) shall have the respective definitions set forth in the Financing Agreement.

“Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

“Black Scholes Value” means value of this Warrant based on the Black Scholes Option Pricing Model obtained from the “OV”  function on Bloomberg L.P. using (i) a price per share of Common Stock equal to (a) in the event of a Fundamental Transaction, the sum of the price per share being offered in cash, if any, plus the per-share value of any non-cash consideration, if any, being offered in such Fundamental Transaction or (b) in the event of a Put Option Event, the VWAP of the Common Stock for the Trading Day immediately preceding the date of such Put Option Event, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the greater of 50% and the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the such Fundamental Transaction or Put Option Event, as applicable.

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Change of Control” has the meaning set forth in the Financing Agreement.

“Closing Sale Price” means, for any security as of any date, the last closing bid price or last closing trade price, respectively, for such security on the applicable Trading Market, as reported by Bloomberg, or, if such Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if such Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices and the ask prices of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan and (ii) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Original Issue Date; provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Original Issue Date.

“Exercise Price” means $17.00, subject to adjustment in accordance with Section 10.

“Financing Agreement” means the Financing Agreement, dated as of January 18, 2012, as amended, restated, supplemented or otherwise changed from time to time, by and among the Company, the lenders party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank National Association, as administrative agent.

“Fundamental Transaction” means any of the following: (1) the Company or any of its Subsidiaries effects any merger or consolidation of the Company (whether or not the Company or any of its Subsidiaries is the surviving corporation) with or into another Person, (2) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person in which the stockholders of the Company immediately before such transaction do not hold more than 50% of the voting power of the surviving corporation immediately after such transaction, (3) the Company effects any sale, transfer or conveyance or otherwise disposes of all or substantially all of its assets in one or a series of related transactions, (4) other than any tender offer or exchange offer relating to the Company’s stock option plans and/or any stock options thereunder, any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (5) the Company (a) effects any reorganization, recapitalization or reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (b) effects or consummates, or make any public announcement or disclosure with respect to, any stock combination, reverse stock split or other similar transaction involving the Common Stock.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Warrant.

“Put Option Event” means the earliest to occur of the following events: (i) the Final Maturity Date (as defined in the Financing Agreement) or any date thereafter and (ii) the date upon which a Change in Control occurs.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time); provided, further, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, The NYSE Amex Equities, or The New York Stock Exchange, Inc.

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the applicable Trading Market during the period beginning at 9:30:01 a.m., New York time (or such other time as such Trading Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such Trading Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such Trading Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such Trading Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the VWAP cannot be calculated for a security on a particular date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.

2.         Registration of Warrant.  The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.         Registration of Transfers.  This Warrant may be transferred only pursuant to a registration statement filed under the Securities Act or an exemption from such registration.  Subject to such restrictions, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein.  Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.         Exercise and Duration of Warrants.  This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Original Issue Date through and including the Expiration Date.  At 6:30 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

5.         Delivery of Warrant Shares.

(a)         Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein, the Company shall promptly (but in no event later than three (3) Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder a certificate for the Warrant Shares issuable upon such exercise, which, unless otherwise required by law, shall be free of restrictive legends.  The Company shall, upon request of the Holder use its commercially reasonable efforts to deliver the applicable number of Warrant Shares within three (3) Trading Days after a Date of Exercise electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation.  A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in Section 11(b), payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(b)         If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.  If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder or the Holder’s broker purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company, at the discretion of such Holder, shall pay in cash to the Holder the amount by which the Holder’s total purchase price (including brokerage commissions and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased, exceeds the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the price at which the sell order giving rise to such obligation was executed, at which point the Company’s obligation to deliver such certificate (and to issue the Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue) or credit such Holder’s balance account with DTC shall terminate.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, reasonable evidence of the amount of such loss.

(c)         The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

6.         Put Option.

(a)           At any time following a Put Option Event, if a registration statement is not available for the resale of the Warrant Shares and the Warrant Shares are not otherwise freely tradable under the Securities Act as of such date, the Holder shall have an irrevocable right and option (the “Put Option”), to exercise the Put Option, at its sole discretion, to require the Company to purchase, out of funds lawfully available therefor, all or any portion of this Warrant (including any warrants issued upon assignments of this Warrant), and in the event the Holder has exercised all or any portion of this Warrant prior such Put Option Event, all or any portion of the Warrant Shares issued upon exercise hereof, at the Black Scholes Value thereof (the “Put Option Price”).  The Company shall notify the Holder in writing of the date upon which any Put Option Event shall occur at least ten (10) Business Days prior to such date.

(b)           If the Holder wishes to exercise the Put Option, in whole or in part, it shall furnish to the Company a written notice notifying the Company of its election to exercise the Put Option and specifying the number of Warrant Shares for which it is exercising the Put Option and identifying the Business Day after the date of delivery of such written notice as the date of purchase (the “Put Date”) (provided, that the Company shall have at least three (3) Business Days after the of Put Date to purchase the Warrant and Warrant Shares set forth in the notice).  Upon receipt by the Company of such written notice, the Company shall be obligated to purchase from the Holder, and the Company shall purchase from the Holder, the Warrant and the Warrant Shares set forth in the notice at the Put Option Price on the Put Date; provided, however, that if and to the extent this Warrant has not been fully exercised prior to receipt by the Company of such written notice, then the Put Option Price shall be reduced by the Exercise Price for such unexercised portion of the Warrant Shares set forth in the notice.  On the Business Day three (3) Business days after the Put Date (the “Put Closing Date”), the Holder exercising the Put Option shall deliver to the Company this Warrant and, if applicable, certificate(s) or other documentation evidencing the Warrant Shares subject to such Put Option to be purchased on the Put Date against payment by the Company of the aggregate Put Option Price by wire transfer in immediately available funds to a bank account designated by the Holder. Notwithstanding the foregoing, if the Company does not have sufficient funds legally available to purchase on the Put Closing Date the portion of the Warrant and/or Warrant Shares set forth in the notice or is restricted by any loan or financing agreement to which the Company is a party or by which the Company is bound from making such payments, the Company shall not be required to purchase hereunder but instead shall purchase on such date the maximum amount of the Warrant and/or the Warrant Shares legally permissible and shall thereafter purchase the remainder of the Warrant and/or Warrant Shares (or the maximum portion thereof that can be purchased with then legally available funds) as soon as additional funds become legally available for such purchase, together with interest accrued on the purchase price for such remaining amount of the Warrant and/or the Warrant Shares from Put Closing Date through the date of actual purchase at a rate of twelve percent (12.0%) per annum, compounding monthly. In addition, the Company shall not make any cash dividends or distributions to its stockholders from the Put Closing Date through the date of the actual purchase of the entire portion of the Warrant and/or the Warrant Shares specified in the notice delivered by the Holder to the Company pursuant to this Section 6(b).  In the event the Holder exercises the Put Option for less than the entire Warrant or less than all of the Warrant Shares, the Company shall cancel this Warrant, and execute and deliver to the Holder a New Warrant evidencing the unexercised portion of this Warrant.

(i)  The closing of the purchase by the Company of this Warrant and/or the Warrant Shares, if applicable, pursuant to the exercise of the Put Option shall occur on the Put Closing Date. At the closing, the Holder shall deliver to the Company this Warrant and, if this Warrant has previously been exercised in part, the Warrant Shares issued upon such exercise, against payment by the Company of the Put Option Price by wire transfer in immediately available funds to a bank account designated by the Holder.

(ii)  The Company shall bear all reasonable fees, costs, expenses and charges incurred in connection with the determination of the Put Option Price, including, without limitation, all reasonable fees and expenses of any investment banking firm, valuation or accounting firm(s) engaged in connection with such determination and any reasonable legal fees and expenses incurred by the Holder in connection with such determination.

(c)            No Representations. In no event shall the Holder be obligated to (i) make any representations or warranties as to this Warrant or the Warrant Shares or the business of the Company with respect to the transactions contemplated by this Section 6 other than with respect to the Holder’s organization, good standing and authority, its title to this Warrant and the Warrant Shares, if any, no consents and no conflicts with the Holder’s organizational documents and material agreements or (ii) enter into or be bound by any non-solicitation or non-competition covenants that purport to bind the Holder or any of its affiliates unless otherwise agreed by the Holder.

7.         Charges, Taxes and Expenses.  Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

8.         Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.  If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

9.         Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 10). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

10.       Certain Adjustments.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 10.

(a)         Issuance of Common Stock.  From and after the Original Issue Date, if the Company issues or sells, or in accordance with this Section 10 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price.  For purposes of determining the adjusted Exercise Price under this Section 10(a), the following shall be applicable:

(i)  Issuance of Options.  If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 10(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)  Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 10(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 10(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

(iii)  Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 10(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.

(iv)  Calculation of Consideration Received.  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt by the Company.  If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(b)         Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock (and not to the Holder hereof), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment pursuant to clause (i), (ii) or (iii) of this paragraph shall become effective immediately upon the effective date of such dividend or distribution, subdivision or combination.

(c)         Fundamental Transactions.  If, at any time while any portion of this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  Any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a  “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital market, the Company or any successor entity shall pay at the Holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Value.

(d)         Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to this Section 10, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)         Calculations.  All calculations under this Section 10 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)         Other Events.  If any event occurs of the type contemplated by the provisions of this Section 10 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company and the Holder, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 10(f) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 10.

(g)         Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense will within five (5) Business Days compute such adjustment in accordance with the terms of this Warrant and prepare a notice setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will deliver within three (3) Business Days a copy of each such notice to the Holder and to the Company’s Transfer Agent.

(h)         Notice of Corporate Events.  If the Company (i) authorizes or approves a Dilutive Issuance, (ii) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (iii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iv) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

11.       Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a)         Cash Exercise.  The Holder may deliver immediately available funds, by wire transfer to the account designated by the Company or cashier’s check drawn on a United States bank made payable to the order of the Company; or

(b)         Cashless Exercise.  The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y(A-B)/A

 where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

12.       Representations of Holder.

(a)         Accredited Investor.  Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

(b)         Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a present view toward the public distribution of said Warrant or any part thereof and has no intention of selling or distributing said Warrant or any arrangement or understanding with any other persons regarding the sale or distribution of said Warrant, and except as would not result in a violation of the Securities Act. The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant except in accordance with the Securities Act.

(c)         Securities Are Not Registered.

(i) The Holder understands that this Warrant and the Warrant Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations this Warrant and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances.

(ii) Prior and as a condition to any exercise of this Warrant or the sale or transfer of the Warrant Shares issuable upon exercise of this Warrant, the Holder shall furnish to the Company such certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company’s transfer agent reasonably may require to confirm that such exercise, sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act unless such Warrant Shares are being sold or transferred pursuant to an effective registration statement.

(iii) The Holder acknowledges that, in the event that the Warrant Shares issuable upon exercise of the Warrant are not freely tradable under the Securities Act, the Company may place a restrictive legend upon such Warrant Shares issuable upon exercise of this Warrant in order to comply with securities laws.

13.       Representations of Company.  The Company hereby represents and warrants the following.

(a)         The Company is not, and has not been at any time preceding the date hereof, an issuer identified in Rule 144(i)(1).

(b)         The issuance and sale of this Warrant to the Holder do not as of the date hereof (i) result in a breach, constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under or give rise to any material right of termination, cancelation or acceleration under any of the Company’s Material Contracts and (ii) result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant to the Financing Agreement) upon or with respect to any of the Company’s assets or properties.

(c)         There are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance and sale of this Warrant or the issuance of the Warrant Shares.

14.       Public Information.  At any time during the period commencing from the six (6) month anniversary of the Original Issue Date and ending at such time that all of the Warrant Shares are no longer held by the Holder, if a registration statement is not available for the resale of all of the Warrant Shares to be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1) including, without limitation, the failure to satisfy the current public information requirements contained in Rule 144(c) or (ii) if the Company has ever been an issuer in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (each, a “Public Information Failure”) then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the Warrant Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such Holder an amount in cash equal to one percent (1.0%) of the aggregate Exercise Price of such Holder’s Warrant Shares on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a Holder from selling such Securities pursuant to Rule 144 without any restrictions or limitations.  The payments to which a Holder shall be entitled pursuant to this Section 14 are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full.

15.       No Fractional Shares.  No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant.  In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the Date of Exercise.

16.       Notices.  Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 15 prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 15 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be:  (i) if to the Company, to Motorcar Parts of America, Inc., Attn each of the Chairman and Chief Executive Officer and the VP and General Counsel (if sent by facsimile, to facsimile no.:  (310) 943-1630) (or such other address as the Company shall indicate in writing in accordance with this Section 15) with a copy (as to Exercise Notices only) to Continental Stock Transfer, 17 Battery Place, New York, NY 10004 (if sent by facsimile, to facsimile no.: (212) 616-7616, or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 15.

17.       Warrant Agent.  The Company shall serve as warrant agent under this Warrant.  Upon 10 days’ notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

18.       Miscellaneous.

(a)         This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)         All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c)         Any term of this Warrant may be amended and the observance of any other term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and holders of a majority in interest of the Warrant Shares issuable upon exercise of then outstanding Warrants issued pursuant to the Financing Agreement; provided, however, that (x) any such amendment or waiver must apply to all Warrants issued pursuant to the Financing Agreement; and (y) neither the number of Warrant Shares subject to this Warrant, the Exercise Price nor the Expiration Date may be amended without the written consent of the Holder.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Warrant Shares issued or issuable pursuant to the Financing Agreement.  No consideration shall be offered or paid to any Holder to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration is also offered to all Holders who then hold Warrants.

(d)         The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)         In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f)         Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

Motorcar Parts of America, Inc.

By:	/s/ Selwyn Joffe
Name:	Selwyn Joffe
Title:	Chairman, President and CEO

Exercise Notice

Motorcar Parts of America, Inc.
Warrant Dated May 24, 2012

The undersigned Holder hereby irrevocably elects to purchase  _____________ shares of Common Stock pursuant to the above referenced Warrant.  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

(2)	The Holder intends that payment of the Exercise Price shall be made as (check one):

❑	“Cash Exercise” under Section 11.

❑	“Cashless Exercise” under Section 11.

(3)	If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(4)	Pursuant to this Exercise Notice, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

(5)
The undersigned by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 12 thereof.

Dated: ___________________,___________	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

Motorcar Parts of America, Inc.

Warrant Originally Issued May __, 2012

Warrant No. 2012-__

Form of Assignment

[To be completed and signed only upon transfer of Warrant]

For Value Received, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the above-captioned Warrant to purchase  ____________ shares of Common Stock to which such Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:  _______________, ____

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of: